Exhibit 99.1

GM Reinstates 2023 Earnings Guidance and Announces a $10 Billion Accelerated Share Repurchase Program and 33% Dividend Increase Starting in 2024

DETROIT – General Motors Co. (NYSE: GM) announced today it is reinstating its full-year 2023 earnings guidance. In addition, the company announced a $10 billion accelerated share repurchase (ASR) program and its intention to increase its common stock dividend by 33% beginning with the January 2024 declaration.

“GM will deliver very strong profits in 2023 thanks to an exceptional portfolio of vehicles that customers love and our operating discipline,” said GM Chair and CEO Mary Barra.

“We are finalizing a 2024 budget that will fully offset the incremental costs of our new labor agreements and the long-term plan we are executing includes reducing the capital intensity of the business, developing products even more efficiently, and further reducing our fixed and variable costs,” she added. “With this clear path forward, and our strong balance sheet, we will return significant capital to shareholders.”

2023 guidance

During 2023, GM twice raised its full-year earnings guidance before withdrawing it in the third quarter due to labor disruptions. GM’s reinstated guidance includes an estimated $1.1 billion EBIT-adjusted impact from the UAW strike, primarily from lost production.

Details include:

•	Net income attributable to stockholders of $9.1 billion-$9.7 billion, compared to the previous outlook of $9.3 billion-$10.7 billion

•	EBIT-adjusted of $11.7 billion-$12.7 billion, compared to the previous outlook of $12.0 billion-$14.0 billion

•	EPS-diluted in the $6.52-$7.02 range, including the estimated impact of the ASR, compared to the previous outlook of $6.54-$7.54

•	EPS-diluted-adjusted in the $7.20-$7.70 range including the estimated impact of the ASR, compared to the previous outlook of $7.15-$8.15

•	Net automotive cash provided by operating activities of $19.5 billion-$21.0 billion, compared to the previous outlook of $17.4 billion-$20.4 billion

•	Adjusted automotive free cash flow of $10.5 billion-$11.5 billion, compared to the previous outlook of $7.0 billion-$9.0 billion

GM now anticipates full-year 2023 capital spending to be $11.0 billion-$11.5 billion, which is at the low end of its prior guidance range of $11.0 billion-$12.0 billion, driven by the previously announced retiming of certain product programs and more capital-efficient investment.

Accelerated share repurchase program

In connection with GM’s ASR program, GM will advance an aggregate of $10.0 billion to the executing banks and will immediately receive and retire $6.8 billion worth of GM’s common stock. GM had approximately 1.37 billion shares of common stock outstanding prior to the ASR.

The total number of shares ultimately repurchased under the ASR program will be determined upon final settlement and will be based on the average of the daily volume-weighted average prices of GM’s common stock during the term of the ASR program. The ASR program is expected to conclude in the fourth quarter of 2024. The ASR program will be executed by Bank of America, N.A., Goldman Sachs & Co. LLC, Barclays Bank PLC and Citibank, N.A.

Outside of the ASR program, GM will have $1.4 billion of capacity remaining under its share repurchase authorization for additional, opportunistic share repurchases.

GM has also canceled the $6.0 billion revolving credit facility it entered in October and plans to enter into a new 364-day $3.0 billion committed credit facility with the banks executing the ASR acting as lenders.

GM also expects to increase its common stock dividend by 3 cents per quarter to 12 cents beginning in 2024.

General Motors (NYSE:GM) is a global company focused on advancing an all-electric future that is inclusive and accessible to all. At the heart of this strategy is the Ultium battery platform, which will power everything from mass-market to high-performance vehicles. General Motors, its subsidiaries and its joint venture entities sell vehicles under the Chevrolet, Buick, GMC, Cadillac, Baojun and Wuling brands. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety and security services, can be found at https://www.gm.com.

Cautionary Note on Forward-Looking Statements: This press release and related comments by management, may include “forward-looking statements” within the meaning of the U.S. federal securities laws. Future declarations of quarterly dividends and the establishment of future record and payment dates are at the discretion of our Board of Directors and will be based on a number of factors, including our future financial performance and other investment priorities. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements represent our current judgment about possible future events and are often identified by words like “aim,” “anticipate,” “appears,” “approximately,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “may,” “objective,” “outlook,” “plan,” “potential,” “priorities,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” or the negative of any of those words or similar expressions. In making these statements, we rely on assumptions and analysis based on our experience and perception of historical trends, current conditions and expected future developments as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any future events or financial results, and our actual results may differ materially due to a variety of important factors, many of which are beyond our control. These factors, which may be revised or supplemented in subsequent reports we file with the SEC, include, among others, the following: (1) our ability to deliver new products, services, technologies and customer experiences; (2) our ability to timely fund and introduce new and improved vehicle models; (3) our ability to profitably deliver a broad portfolio of electric vehicles (EVs); (4) the success of our current line of internal combustion engine vehicles; (5) our highly competitive industry; (6) the unique technological, operational, regulatory and competitive risks related to the timing and commercialization of autonomous vehicles (AVs), including the various regulatory approvals and permits required for operating driverless AVs in multiple markets; (7) risks associated with climate change; (8) global automobile market sales volume; (9) inflationary pressures, persistently high prices, uncertain availability of raw materials and commodities, and instability in logistics and related costs; (10) our business in China, which is subject to unique operational, competitive, regulatory and economic risks; (11) the success of our ongoing strategic business relationships and of our joint ventures; (12) the international scale and footprint of our operations, which exposes us to a variety of unique political, economic, competitive and regulatory risks; (13) any significant disruption at any of our manufacturing facilities; (14) the ability of our suppliers to deliver parts, systems and components without disruption and at such times to allow us to meet production schedules; (15) pandemics, epidemics, disease outbreaks and other public health crises; (16) the possibility that competitors may independently develop products and services similar to ours, or that our intellectual property rights are not sufficient to prevent competitors from developing or selling those products or services; (17) our ability to manage risks related to security breaches and other disruptions to our information technology systems and networked products; (18) our ability to comply with increasingly complex, restrictive and punitive regulations relating to our enterprise data practices; (19) our ability to comply with extensive laws, regulations and policies applicable to our operations and products, including those relating to fuel economy, emissions and AVs; (20) costs and risks associated with litigation and government investigations; (21) the costs and effect on our reputation of product safety recalls and alleged defects in products and services; (22) any additional tax expense or exposure or failure to fully realize available tax incentives; (23) our continued ability to develop captive financing capability through General Motors Financial Company, Inc.; and (24) any significant increase in our pension funding requirements. A further list and description of these risks, uncertainties and other factors can be found in our most recent Annual Report on Form 10-K and our subsequent filings with the SEC. We caution readers not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors, except where we are expressly required to do so by law.

CONTACTS:

Ashish Kohli GM Investor Relations 847-964-3459 ashish.kohli@gm.com	Jim Cain GM Communications 313-407-2843 james.cain@gm.com

Guidance Reconciliations

The following table reconciles expected Net income attributable to stockholders under U.S. GAAP to expected EBIT-adjusted (dollars in billions):

Year Ending December 31, 2023
Net income attributable to stockholders	$9.1-9.7
Income tax expense	1.4-1.8
Automotive interest income, net	(0.1)
Adjustments(a)	1.3

EBIT-adjusted	$11.7-12.7

The following table reconciles expected EPS-diluted under U.S. GAAP to expected EPS-diluted-adjusted:

Year Ending December 31, 2023
Diluted earnings per common share	$6.52-7.02
Adjustments(a)	0.68

EPS-diluted-adjusted	$7.20-7.70

The following table reconciles expected automotive net cash provided by operating activities under U.S. GAAP to expected adjusted automotive free cash flow (dollars in billions):

Year Ending December 31, 2023
Net automotive cash provided by operating activities	$19.5-21.0
Less: Capital expenditures	10.3-10.8
Adjustments(a)	1.3

Adjusted automotive free cash flow	$10.5-11.5

(a)

Adjustments as of September 30th, 2023. Includes adjustments related to our Buick dealer strategy, voluntary separation program, and GM Korea wage litigation. See our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 for full details. We do not consider the potential future impact of adjustments on our expected financial results.